UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California		91101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01       Entry into a Material Definitive Agreement

On September 19, 2007, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an underwriting agreement with Citigroup Global Markets Inc. and Merrill Lynch & Co. (the “Underwriters”) in connection with the sale of 2,000,000 shares of the Company’s common stock to the Underwriters. The shares are being offered at $96.00 per share, and the Underwriters expect to deliver the shares to the purchasers on or about September 25, 2007.  The Company has granted the Underwriters a thirty-day option to purchase up to 300,000 additional shares of its common stock to cover over-allotments, if any.  All shares will be offered by the Company pursuant to an effective shelf registration statement on Form S-3 on file with the Securities and Exchange Commission.

Item 8.01       Other Events

On September 19, 2007, the Company announced that it had agreed to sell 2,000,000 shares of its common stock in a follow-on public offering.  Citigroup Global Markets Inc. and Merrill Lynch & Co. are acting as joint bookrunning managers in connection with the offering.  The Company has granted the underwriters a thirty-day option to purchase up to 300,000 additional shares to cover over-allotments, if any.  The offering is expected to close on Tuesday, September 25, 2007, subject to customary closing conditions.

Item 9.01		Financial Statements and Exhibits

(d)	Exhibits

1.1

Underwriting Agreement, dated September 19, 2007, between Alexandria Real Estate Equities, Inc. and Citigroup Global Markets Inc. and Merrill Lynch & Co., as representatives of the several Underwriters named therein.

	8.1	Tax Opinion of Morrison & Foerster LLP.

	23.1	Consent of Morrison & Foerster LLP (included in opinion filed as Exhibit 8.1).

	99.1	Press Release, dated September 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	September 21, 2007	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer